UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DHT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

26 New Street St. Helier, Jersey Channel Islands	JE2 3RA
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: No. 333-176669

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Participating Preferred Stock, par value $0.01 per share	N/A

Item 1.  Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Series A Participating Preferred Stock (the “Preferred Stock”), which is a series of preferred stock of DHT Holdings, Inc. (the “Company”).  The description of the Preferred Stock is contained under the captions “The Equity Offering,” “Description of Series A Participating Preferred Stock” and “Tax Considerations” in the prospectus supplement dated and filed by the Company on March 19, 2012, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the Company’s Registration Statement on Form F-3 (File No. 333-176669) filed with the Securities and Exchange Commission on September 2, 2011 and amended by Amendment No. 1, filed on October 3, 2011, and those sections, in the form in which they appear in the prospectus supplement so filed, are incorporated herein by reference.

Item 2.  Exhibits.

Number	Description
4.1
Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (file no. 333-175351) filed July 7, 2011)

4.2
Amended and Restated Bylaws of DHT Holdings, Inc. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010 (file no. 001-32640) filed March 31, 2011)

4.3
Specimen Certificate for Shares of Series A Participating Preferred Stock  (incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (file no. 333-176669) filed March 29, 2012)

4.4	Certificate of Designation of Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-K filed May 3, 2012)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DHT HOLDINGS, INC.

Date: May 3, 2012	By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description
4.1
Amended and Restated Articles of Incorporation of DHT Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (file no. 333-175351) filed July 7, 2011)

4.2
Amended and Restated Bylaws of DHT Holdings, Inc. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010 (file no. 001-32640) filed March 31, 2011)

4.3
Specimen Certificate for Shares of Series A Participating Preferred Stock  (incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3 (file no. 333-176669) filed March 29, 2012)

4.4	Certificate of Designation of Series A Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-K filed May 3, 2012)